SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 8, 2013

American Locker Group Incorporated

(Exact name of registrant as specified in its charter)

Delaware	0-439	16-0338330
(State of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2701 Regent Blvd., Suite 200

DFW Airport, Texas 75261

(Address of principal executive offices)

Registrant’s telephone number, including area code: (817) 329-1600

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the reporting obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 of the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) Exchange Act

Item 5.07 Submission of Matters to a Vote of Security Holders

On May 8, 2013, American Locker Group Incorporated (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders voted upon four proposals. The proposals are described in detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 9, 2013 (the “Proxy Statement”). A brief description of the proposal and the final results of the votes for each matter follow.

1. The Company’s stockholders elected all seven director nominees to serve as members of the Company’s board of directors until the Company’s 2014 Annual Meeting of Stockholders or until his or her respective successor has been elected and qualified.

Nominee for Director	For	Withheld	Broker Non-Votes
Craig R. Frank	520,132	179,069	600,862
John E. Harris	555,134	144,067	600,862
Graeme L. Jack	510,120	189,081	600,862
Anthony B. Johnston	520,132	179,069	600,862
Paul B. Luber	565,134	134,067	600,862
Mary A. Stanford	510,268	188,933	600,862
Allen D. Tilley	555,254	143,947	600,862

2. The Company’s stockholders ratified the appointment of Travis Wolff, LLP as the independent auditor of the Company for the fiscal year ending December 31, 2013.

For	Against	Abstain
1,244,150	91	55,822

3. The Company’s stockholders approved, through an advisory, non-binding vote, the executive compensation of the Company’s Named Executive Officers as disclosed in the Proxy Statement.

For	Against	Abstain	Broker Non-Votes
433,034	230,274	35,893	600,862

4. The Company’s stockholders determined, through an advisory, non-binding vote, that the preferred frequency of an advisory vote on the executive compensation of the Company’s Named Executive Officers should be every three years.

One Year	Two Years	Three Years	Abstain	Broker Non-Votes
210,052	84,413	344,710	60,026	600,862

Based upon the results of the frequency of future executive compensation advisory votes, the Board of Directors has determined that advisory votes on executive compensation will be submitted to stockholders every three years.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN LOCKER GROUP INCORPORATED

Date: May 14, 2013	By:	/s/ STEPHEN P. SLAY
Stephen P. Slay
Chief Financial Officer